UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

OCEAN SHORE HOLDING CO.

(Exact name of registrant as specified in its charter)

New Jersey	0-53856	80-0282446
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1001 Asbury Avenue, Ocean City, New Jersey 08226

(Address of principal executive offices) (Zip Code)

(609) 399-0012

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

(a)    The annual meeting of stockholders of Ocean Shore Holding Co. was held on May 16, 2012.

(b)   The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.     The following individuals were elected as directors, for the term reflected below, by the following vote:

Name	Shares Voted For	Votes Withheld	Broker Non-Votes

Frederick G. Dalzell, MD	4,509,735	143,151	1,469,400
Robert A. Previti, Ed.D.	4,509,909	142,977	1,469,400

2.     The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Ocean Shore Holding Co. for the fiscal year ending December 31, 2012 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
5,951,621	163,823	7,442

There were no broker non-votes on the proposal.

3.     The shareholders voted in favor of the non-binding resolution to approve the compensation of the named executive officers by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
4,428,349	172,410	53,126

There were 1,469,401 broker non-votes on the proposal.

4.    The shareholders voted, on an advisory basis, in favor of holding a shareholder advisory vote on the compensation of the named executive officers every year as set forth below:

One Year	Two Years	Three Years	Abstentions
4,260,664	183,138	161,869	49,214

There were 1,469,401 broker non-votes on the proposal.

The board of directors determined that an advisory vote on the approval of the compensation of the named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN SHORE HOLDING CO.
(Registrant)

Date: May 17, 2012	By:	/s/ Steven E. Brady
Steven E. Brady President and Chief Executive Officer